United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2006 (February 2, 2006)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

On February 2, 2006, IsoRay, Inc. (the "Registrant") entered into a License Agreement (the "Agreement") with IBt, SA, a Belgium company ("IBt"). The Agreement covers North America and provides IsoRay with access to IBt’s proprietary "Ink Jet" production process for the formulation of a jetable fluid containing a radioisotope and its proprietary polymer based seed encapsulation technology for use in brachytherapy procedures using Cesium-131 for a fifteen year term. IsoRay intends to apply for FDA approval for the use of IBt’s proprietary technology in tandem with IsoRay’s Cesium-131 proprietary technology.

The Registrant has already paid an initial $50,000 license fee and an additional payment of $225,000 was made in March 2006. A third payment of $225,000 will be made in August 2006. Royalty payments based on net sales revenue are also required, with minimum quarterly royalties ranging from $100,000 to $200,000 and minimum annual royalties ranging from $400,000 to $800,000 over the term of the Agreement.

ITEM 9.01 Exhibits

(c)	Exhibits

10.26 License Agreement, dated February 2, 2006, by and between IsoRay Medical, Inc. and IBt SA

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 24, 2006
IsoRay, Inc., a Minnesota corporation

	By:	/s/ Roger E. Girard
Roger E. Girard, CEO